                                                                  Exhibit 10.14

                          136 EAST SOUTH TEMPLE LEASE

                        DATED THE 24TH DAY OF JULY, 2000

                                    BETWEEN

                      M & S BALANCED PROPERTY FUND, L.P.

                                  AS LANDLORD,

                                      AND

                                  DIGITAS INC.

                                   AS TENANT

                           136 EAST SOUTH TEMPLE LEASE

                             BASIC LEASE INFORMATION

1.   Date:                July 24, 2000

2.   Landlord:            M & S Balanced Property Fund, L.P., a California
                          limited partnership

3.   Tenant:              Digitas Inc., a Delaware corporation

4.   Property:            The real property legally described on Exhibit B
                          attached hereto

5.   Building:            That certain office building which is known as 136
                          East South Temple, Salt Lake City, Utah, located on the Property

6.   Premises:            12,202 rentable square feet located on the 11th floor
                          of the Building, designated as Suite No. 1100, as outlined on the floor plan attached hereto as Exhibit A.

7.   Initial Term:        Seventy-two (72) months

8.   Estimated
     Delivery Date:       Not Applicable

9.   Delivery Deadline:   December 31, 2000

10.  Commencement
     Date:                October 1, 2000

11.  Expiration Date:     Seventy-two (72) months after the Commencement Date

12.  Base Rental Rate:

            Months        Annual Base Rental Rate
            ------        ------------------------
             1 - 12       $16.00 per rentable square foot
            13 - 24       $16.50 per rentable square foot
            25 - 36       $17.00 per rentable square foot
            37 - 48       $17.50 per rentable square foot
            49 - 60       $18.00 per rentable square foot
            61 - 72       $18.50 per rentable square foot


                                     BLI-i

     Base Rent:

            Months        Monthly Base Rent
            ------        -----------------
             1 - 12       $16,269
            13 - 24       $16,778
            25 - 36       $17,286
            37 - 48       $17,795
            49 - 60       $18,303
            61 - 72       $18,811

13.  Security Deposit:           $18,900

14.  Base Year:                  2000

15.  Tenant's
     Proportionate Share:        The ratio which the rentable area of the
                                 Premises bears to the rentable area of the Building, which is agreed to be 5.62%
                                 (12,202/217,036)

16.  Tenant Improvement
     Allowance:                  $176,929 ($14.50 per rentable square foot).
                                 Subject to the terms of Section 42 of this Lease, up to $24,404 of the Tenant Improvement
                                 Allowance may be used to reimburse Tenant for expenses relating to the move from the Existing
                                 Premises (as defined in Section 40 of this Lease) to the Premises.

17.  Space Plan
     Deadline:                   Not Applicable

18.  Working Drawing Deadline:   Not Applicable

19.  Landlord's Broker:          CB Richard Ellis, Inc.

20.  Tenant's Broker:            Cottonwood Realty Services, LLC

21.  Parking Spaces:             16 unreserved spaces in the Building, and an
                                 additional 18 unreserved spaces within a two-block radius of the Building pursuant to
                                 Article 24.

22.  Current Parking
     Space Rent:                 Sixty-Five Dollars ($65.00) per space per
                                 month, subject to change in accordance with the terms of Section 24 of this Lease

23.  Extension Term:             One (I) option to extend the Lease for one (1)
                                 five (5) year term commencing upon the
                                 expiration of the Initial Term of the Lease, pursuant to the terms of Section 43 of this Lease.

24.  Reserved Area:              5,681 rentable square feet located on the 12th
                                 floor of the Building, designated as Suite No.
                                 1200, as outlined on the floor plan attached hereto as Exhibit A, pursuant to the terms of
                                 Section 44 of this Lease.


                                     BLI-ii

      The foregoing basic lease information (the "Basic Lease Information") is incorporated in and made a part of the Lease, dated as of the date written above, by and between Landlord and Tenant, to which this Basic Lease Information is attached. If there is any conflict between the Basic Lease Information and the Lease, the Lease shall control.

                   LANDLORD:          M & S BALANCED PROPERTY FUND, L.P.,
                                      a California limited partnership

                                      By:  MSBMS, a California corporation,
                                           General Partner

                                           By: /s/ Kenneth A. Baber
                                               ---------------------------------

                                           Printed Name: Kenneth A. Baber
                                                         -----------------------

                                           Its: PRESIDENT
                                                --------------------------------


                                      Date:             8-9, 2000
                                            ---------------------

                                      Address:
                                      Wood Island, Fourth Floor
                                      80 East Sir Francis Drake Boulevard
                                      Larkspur, California 94939
                                      Att'n: President


                   TENANT:            DIGITAS INC.
                                      a Delaware corporation

                                      By: /s/ Gregory N. Zias
                                              ----------------------------------

                                      Printed Name: Gregory N. Zias
                                              ----------------------------------

                                      Its: Vice President
                                           -------------------------------------


                                      By:
                                          --------------------------------------

                                      Printed Name:
                                                    ----------------------------

                                      Its:
                                           -------------------------------------

                                      Date:            7/27, 2000
                                           ----------------------

                                      Address:
                                      The Prudential Tower
                                      800 Boylston Street
                                      Boston, MA 02199
                                      Attention: Mr. Gregory N. Zias


                                     BLI-iv

                                TABLE OF CONTENTS
                                                                           PAGE

 1.  PREMISES ............................................................... 1

 2.  TERM ................................................................... 1

 3.  ACCEPTANCE OF PREMISES ................................................. 2

 4.  BASE RENT .............................................................. 2

 5.  ADDITIONAL RENT ........................................................ 2

 6.  SECURITY DEPOSIT ....................................................... 6

 7.  USES; HAZARDOUS SUBSTANCES ............................................. 6

 8.  MAINTENANCE AND REPAIRS ................................................ 7

 9.  ALTERATIONS ............................................................ 8

10.  TENANT'S PROPERTY ...................................................... 9

11.  ENTRY BY LANDLORD ......................................................10

12.  LIENS AND INSOLVENCY ...................................................10

13.  INDEMNIFICATION ........................................................10

14.  DAMAGE TO TENANT'S PROPERTY ............................................11

15.  EMINENT DOMAIN .........................................................11

16.  TENANT'S INSURANCE .....................................................12

17.  DAMAGE OR DESTRUCTION ..................................................14

18.  WAIVER OF SUBROGATION ..................................................15

19.  ASSIGNMENT OR SUBLETTING ...............................................15

20.  SUBORDINATION ..........................................................18

21.  ESTOPPEL CERTIFICATE ...................................................18

22.  SERVICES ...............................................................19

23.  SIGNS AND ADVERTISING ..................................................19

24.  PARKING ................................................................20

25.  RULES AND REGULATIONS ..................................................20

26.  TIME ...................................................................20

27.  QUIET ENJOYMENT ........................................................20

28.  DEFAULTS AND REMEDIES ..................................................21

29.  TRANSFER OF LANDLORD'S INTEREST ........................................22

30.  RIGHT TO PERFORM .......................................................23

31.  IMPROVEMENTS ...........................................................23

32.  NOTICES ................................................................24

33.  ATTORNEYS' FEES ........................................................24

34.  HOLDING OVER ...........................................................24

35.  SURRENDER OF PREMISES ..................................................24

36.  NON-WAIVER .............................................................24

37.  MORTGAGEE PROTECTION ...................................................25

38.  BUILDING PLANNING. [INTENTIONALLY OMITTED.] ............................25

39.  CHANGES TO THE PROPERTY ................................................25

40.  VACATION OF EXISTING PREMISES ..........................................25

41.  TERMINATION OF EXISTING LEASE ..........................................25

42.  RELOCATION ALLOWANCE ...................................................25

43.  OPTION T0 EXTEND THE TERM ..............................................26

44.  RIGHT OF PRIOR OFFER ...................................................27

45.  GENERAL PROVISIONS .....................................................28

                           136 EAST SOUTH TEMPLE LEASE

      THIS LEASE is entered into by and between Landlord and Tenant, as specified in the Basic Lease Information, which is incorporated herein by reference, as of the date shown in Paragraph 1 of the Basic Lease Information.

1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises (as defined in Paragraph 6 of the Basic Lease Information) upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions for which Tenant is responsible and that this Lease is entered into upon the condition of such performance. Landlord and Tenant agree that the rentable square footage of the Premises is as set forth in Paragraph 6 of the Basic Lease Information.

2.    TERM.

      a. Initial Term. Except as otherwise provided herein, the term of this Lease shall be the Initial Term as set forth in Paragraph 7 of the Basic Lease Information, commencing on the earlier to occur of (i) Tenant's commencement of regular business operations in the Premises or (ii) the Commencement Date and ending as of the Expiration Date, as set forth in Paragraph 10 and Paragraph 11, respectively, of the Basic Lease Information. The Initial Term, together with any extension term as to which a right has been properly exercised, shall be referred to as the "Term." Notwithstanding the foregoing, if for any reason the Commencement Date occurs pursuant to the terms of this Lease on a day other than the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be an initial stub period which shall be added to the Initial Term and Tenant shall pay all rent and other charges with respect to such stub period (on a prorated basis as referenced in Section 4a) at the same rate applicable to the first full calendar month of this Lease. Following such stub period and commencing as of the first day of the first full calendar month following the month in which the Commencement Date occurs, Tenant shall commence the payment of rent and other charges payable hereunder as if the Initial Term had actually commenced on such date. The use of the stub period described above is intended to provide for ease of administration and calculation of all amounts owed hereunder, since all rental adjustments will be determined as of the first day of a calendar month and the Term of the Lease will end as of the last day of a calendar month (unless earlier terminated pursuant to the terms hereof).

      b. Delivery of Premises. Landlord shall substantially complete the improvements to the Premises to be provided by Landlord pursuant to Section 31, and deliver the Premises to Tenant as soon as reasonably possible following completion of Tenant's Final Plans. Tenant may move into the Premises following the date that the improvements to the Premises have been completed in accordance with the Final Plans, even though minor details, adjustments or punch list items that do not materially interfere with Tenant's use or occupancy of the Premises for normal business operations may remain to be completed. Landlord will use commercially reasonable efforts to complete all punchlist items within thirty
(30) days, or as soon as reasonably possible following the date the Premises are substantially complete.

      c. Confirmation of Lease Term. Upon request following Tenant's move into the Premises, the parties shall promptly complete and execute a Confirmation of Lease Term in the form of Exhibit C attached hereto.

3. ACCEPTANCE OF PREMISES. Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to repair or refurbish the Premises, except as specifically set forth in Section 31 of this Lease. Landlord or Landlord's agents have made no representations or promises with respect to the Building (as defined in Paragraph 5 of the Basic Lease Information), the Premises or this Lease except as expressly set forth herein. The taking of possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the same "AS IS" and that the Premises and the Building are suited for the use intended by Tenant and were in good and satisfactory condition at the time such possession was taken. Tenant represents and warrants to Landlord that
(a) its sole intended use of the Premises is for general office use which has no requirements other than those which are typical to office use, including but not limited to, special security requirements, (b) it does not intend to use the Premises for any other purpose, and (c) prior to executing this Lease it has made such investigations as it deems appropriate with respect to the suitability of the Premises for its intended use and has determined that the Premises is suitable for such intended use.

4.    BASE RENT.

      a. Base Rent Payments. Tenant agrees to pay Landlord each month, as base monthly rent, the Base Rent as set forth in Paragraph 12 of the Basic Lease Information. Each monthly installment of Base Rent shall be payable in advance on the first day of each calendar month during the Term, except that the first month's installment shall be paid upon the execution hereof. If the Term commences or ends on a day other than the first day of a calendar month, then the rent for the months in which this Lease commences or ends shall be prorated (and paid at the beginning of each such month) in the proportion that the number of days this Lease is in effect during such month bears to the total number of days in such month, and such partial month's installment shall be paid no later than the commencement of the subject month. In addition to the Base Rent, Tenant agrees to pay as additional rent the amount of additional rent and rent adjustments and other charges required by this Lease. All rent shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Landlord designated on the signature page of the Basic Lease Information or to such other person or at such other place as Landlord may from time to time designate in writing.

      b. Late Charge. If Tenant fails to pay any installment of Base Rent, additional rent or other charges within five (5) days after the same are due, or fails to make any other payment for which Tenant is obligated under this Lease, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount so payable. Tenant acknowledges that late payments will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Landlord as a result of such late payment. Such late charge shall not be deemed a consent by Landlord to any late payment, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled hereunder. In addition, all amounts payable by Tenant to Landlord hereunder, exclusive of the late charge described above, if not paid within five (5) days after such amounts are due, shall bear interest from the due date until paid at the greater of (i) eighteen percent (18%) per annum, or (ii) maximum rate allowable by law.

5. ADDITIONAL RENT. In addition to the Base Rent provided in Section 4 of this Lease, Tenant shall pay Tenant's Proportionate Share as specified in Paragraph 15 of the Basic Lease

Information, of the increase in Actual Operating Costs for each Operating Year over the Base Amount (as such terms are defined below). Tenant's Proportionate Share of the Building may change based on remeasurement or adjustment of the area of the Building or the Premises. In addition, whenever additional space is added to the Premises, Tenant's Proportionate Share of the Building shall increase accordingly.

      a. Estimated Operating Costs. After the close of each Operating Year (except the Base Year) during the Term, Landlord shall furnish Tenant a written statement of the "Estimated Operating Costs" for such Operating Year, and a corresponding calculation of additional rent, which shall be one-twelfth (1/12) of Tenant's Proportionate Share of the amount, if any, by which the Estimated Operating Costs exceed the Base Amount. Such additional amount shall be added to the monthly installment of Base Rent payable by Tenant under this Lease for each month during such Operating Year.

      b. Actual Operating Costs. After the close of each Operating Year (except the Base Year) during the Term, Landlord shall deliver to Tenant a written statement setting forth the Actual Operating Costs during the preceding Operating Year. If such costs for any Operating Year exceed the Estimated Operating Costs paid by Tenant to Landlord pursuant to Section 5.a, Tenant shall pay the amount of such excess to Landlord as additional rent within thirty (30) days after receipt by Tenant of such statement. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to Section 5.a, then the amount of such overpayment shall be paid by Landlord to Tenant within thirty (30) days following the date of such statement or, at Tenant's election, credited by Landlord to the payment of rent next due.

      c. Determinations. The determination of Actual Operating Costs and Estimated Operating Costs shall be made by Landlord in its reasonable discretion, subject to Tenant's audit rights set forth in Section 5.f below. Any payments pursuant to this Section 5 shall be additional rent payable by Tenant hereunder, and in the event of nonpayment thereof, Landlord shall have the same rights with respect to such nonpayment as it has with respect to any other nonpayment of rent hereunder.

      d. End of Term. If this Lease shall terminate on a day other than the last day of an Operating Year, the amount of any adjustment between Estimated Operating Costs and Actual Operating Costs with respect to the Operating Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such Operating Year, to and including such termination date, bears to three hundred sixty-five (365); and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery of the statement of Actual Operating Costs with respect to such Operating Year.

      e. Definitions. The following terms shall have the respective meanings hereinafter specified:

         (1) "Base Amount" shall mean an amount equal to Actual Operating Costs for the Base Year (as defined in Paragraph 14 of the Basic Lease Information).

         (2) "Operating Year" shall mean a calendar year commencing January 1 and ending December 31.

         (3) "Operating Costs" shall mean all expenses paid or incurred by Landlord for maintaining, owning, operating and repairing the Property (as defined in Paragraph 4 of the Basic Lease Information) and the Building, and the personal property used in conjunction therewith, including, but not limited to expenses incurred or paid for: Property Taxes (as hereinafter defined); utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating; permits, licenses and certificates necessary to operate, manage and lease the Property for office purposes; insurance Landlord deems appropriate to carry or is required to carry by any mortgagee under any mortgage encumbering the Building or any portion thereof or interest therein or encumbering any of Landlord's or a property manager's personal property used in the operation of the Building; supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property; accounting, legal, inspection, consulting, concierge and other services; equipment rental (or installment equipment purchase or equipment financing agreements); management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts in comparable buildings in the Salt Lake City area); wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons engaged in the operation, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development or similar arrangement; operation, repair, and maintenance of all systems and equipment and components thereof (including replacement of components); janitorial service; alarm and security service; window cleaning; trash removal; elevator maintenance; cleaning of walks, parking facilities and building walls; replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities; maintenance and replacement of shrubs, trees, grass, sod and other landscape items, irrigation systems, drainage facilities, fences, curbs, and walkways; re-paving and re-striping parking facilities; and roof repairs (excluding capital repairs or replacement). Notwithstanding the foregoing, Operating Costs shall not include depreciation, interest and amortization on mortgages or other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and to be paid directly by, any tenant; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Costs in the year in which received); and capital expenditures except those capital expenditures made in good faith primarily to reduce Operating Costs, or to comply with any laws or other governmental requirements enacted or becoming effective after the date of this Lease, or for replacements (as opposed to additions or new improvements) of non-structural items located in the common areas of the Property required to keep such areas in good condition, which capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (i) their useful lives, or (ii) three (3) years. In addition, Operating Costs shall not include, for purposes of this Lease, (i) all items and services for which Tenant or any other Tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenant (other than Tenant) without reimbursement, (ii) the wages of any employee to the extent that his time is devoted to properties other than the Building, and (iii) the cost of Landlord's general corporate overhead.

         (4) "Estimated Operating Costs" shall mean Landlord's estimate of Operating Costs for the following Operating Year, adjusted as if ninety-five percent (95%) of the total rentable area of the Building had been occupied for the entire Operating Year.

         (5) "Actual Operating Costs" shall mean the actual Operating Costs for any Operating Year, adjusted as if ninety-five percent (95%) of the total rentable area of the Building had been occupied for the entire Operating Year.

         (6) "Property Taxes" shall mean all real and personal property taxes and assessments imposed by any governmental authority or agency on the Building and the Property (including a pro rata portion of any taxes levied on any common areas); any assessments levied in lieu of such taxes; any non-progressive tax on or measured by gross rents received from the rental of space in the Building; and any other costs levied or assessed by, or at the direction of, any federal, state, or local government authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building and the Premises; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, and any actual expenses reasonably incurred, including the reasonable cost of attorneys or experts, incurred by Landlord in seeking reduction by the taxing authority of the above-referenced taxes, less any tax refunds obtained as a result of an application for review thereof; but shall not include any net income, franchise, estate or inheritance taxes.

      f. Right to Audit. Landlord agrees to maintain accurate books and records of the Operating Costs for each Operating Year (or partial Operating year) throughout the Term and for a period of three (3) years thereafter. Once per calendar year, within thirty (30) days after Tenant's request, Landlord shall provide a written response to any questions that Tenant may have concerning the calculation of the Actual Operating Costs for the immediately preceding Operating Year. In the event of any reasonable good faith dispute or uncertainty as to said amounts, Tenant shall have the right, at its own expense, to conduct an audit of Landlord's books and records relating to the determination of Operating Costs, upon reasonable prior written notice, during normal business hours for the immediately preceding Operating Year of the Term. In addition, Tenant shall have a one-time-only right to audit Operating Costs for the Base Year. Notwithstanding any such dispute or uncertainty, Tenant shall pay Base Rent and all additional rent in accordance with the terms of this Lease. If Tenant, reasonably and in good faith, challenges Landlord's computations of the Actual Operating Costs for the immediately preceding Operating Year, Tenant shall notify Landlord in writing of its objections. If Tenant's audit indicates that Tenant has been overcharged for the Actual Operating Costs, Landlord shall revise its records and billings accordingly; provided, however, that if Landlord disputes the findings of Tenant's audit, then Landlord and Tenant shall mutually agree upon a nationally recognized firm of certified public accountants which shall conduct an independent audit (and which shall not be compensated on a contingency fee basis), and the findings of such firm shall be binding on the parties hereto. Within thirty (30) days after resolution of such dispute, the party which owes money to the other shall remit the sum owed. Subject to the following, Tenant shall be responsible for the cost of its own audit and also for the cost of any audit by an independent accounting firm; provided, however, that notwithstanding the foregoing, if Tenant's audit, or if an audit was conducted by an independent accounting firm then the independent audit, determines that Tenant has been overcharged by seven and one-half percent (7 1/2%) or more for the Actual Operating Costs for the immediately preceding Operating Year of the Term, then Landlord shall pay for or reimburse Tenant for the reasonable cost of Tenant's audit, and, if an audit by an independent accounting firm was also conducted in accordance with the foregoing provisions of this Section 5, Landlord shall also pay for the cost of such independent audit. If the audit determines that Tenant has been overcharged by an amount less than 5%, Landlord and Tenant will each pay for its own auditor and shall split the cost of any independent auditor making such determination.

6. SECURITY DEPOSIT. In connection with the Existing Lease (as defined in
Section 40 below), Landlord is holding a Security Deposit of $5,228 (the "Existing Security Deposit"). Notwithstanding the termination of the Existing Lease pursuant to Section 40 below, and provided that the Existing Security Deposit is not drawn upon by Landlord to repair damage to the Existing Premises (as defined in Section 40 below) as permitted under the Existing Lease, Landlord will continue to hold the Existing Security Deposit as security for the faithful performance by Tenant of all of Tenant's obligations under this Lease. Tenant will also deposit an additional sum of $13,172 as an ("Additional Security Deposit"). The Existing Security Deposit and Additional Security Deposit (collectively, the "Security Deposit"), shall be held by Landlord as security for the faithful performance by Tenant of all of Tenant's obligations under this Lease, If Tenant defaults with respect to any provision hereof, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may incur by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the deposit is so used or applied, Tenant shall, upon demand, immediately deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform all of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) at the expiration of the Term, provided that Landlord may retain all or a portion of the Security Deposit in an amount determined by Landlord in good faith as necessary to cover any amounts owed by Tenant for Actual Operating Costs during the Term (it being agreed that if any amount is so retained Landlord will deliver a reasonable explanation of the amounts so withheld).

7. USES; HAZARDOUS SUBSTANCES.

      a. Use. Tenant agrees that it will use the Premises solely for general office purposes, and for no other business or purpose. Tenant, at its sole cost and expense, shall promptly comply with all local, state or federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereinafter be in force, including, without limitation, the Americans with Disabilities Act, 42 U.S.C. ss. 12101 et seq. and any governmental regulations relating thereto (the "ADA"), including any required alterations for purposes of "public accommodations" under such statute, provided, however, Landlord agrees to remedy any violations of the ADA occurring within the common areas of the Building or the Property, except to the extent the violation results from Tenant's particular use or operation of its Premises. Tenant shall not use or permit the Premises to be used in any manner nor do any act which would increase the existing rate of insurance on the Building or cause the cancellation of any insurance policy covering the Building, nor shall Tenant permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policy, unless Tenant obtains an endorsement to the policy allowing such activity. Tenant shall not during the Term (i) commit or allow to be committed any waste upon the Premises, or any public or private nuisance in or around the Building or the Property,
(ii) allow any sale by auction upon the Premises, (iii) place any loads upon the floor, walls, or ceiling of the Premises which endanger the Building, (iv) use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration or in any manner damage the Building, (v) place any harmful liquids in the drainage system or in the soils surrounding the Building, or (vi) disturb or unreasonably interfere with other tenants of the Building. If any of Tenant's office machines or equipment disturbs the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance, all at Tenant's sole cost and expense. Landlord will respond promptly to Tenant's request for clarification of the Building's floor load and sound/vibration requirements based upon actual information provided to Landlord regarding equipment Tenant wishes to install.

      b. Hazardous Materials. Tenant shall not generate, use, manufacture, keep, store, refine, release, discharge or dispose of any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant by any federal, state or local law, ordinance, rule or regulation now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety or industrial hygiene or environmental conditions or pollution or contamination, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq., the Solid Waste Disposal Act, 42 U.S.C. ss. 6901, et seq., including, without limitation, PCBs, petroleum products, asbestos and asbestos-containing materials (collectively, "Hazardous Substances"), on, under or near the Premises or the Building, except that Tenant may use Hazardous Substances on the Premises that are incidental to general office use, such as photocopier toner, provided such use is in compliance with laws and prudent business practices. Tenant shall not cause or permit any waste material or refuse to be dumped upon or remain upon any part of the Property outside the Premises, nor shall Tenant cause or allow any materials, supplies, equipment, finished products or semi-finished products or articles of any nature to be stored upon or remain upon the Property outside the Premises. Tenant agrees to indemnify Landlord against and hold Landlord harmless from any and all loss, cost, liability, claim, damage, and expense including, without limitation, reasonable attorneys' fees and disbursements, to the extent incurred in connection with or arising from the generation, use, manufacture, storage, disposal or release of any Hazardous Substances by Tenant or any person claiming through or under Tenant or any contractor, agent, employee, visitor, assign or licensee of Tenant, on or about the Property throughout the Term.

8. MAINTENANCE AND REPAIRS.

      a. Landlord's Obligations. Landlord shall maintain and keep in good repair the foundations, exterior walls, structural portions of the roof and other structural portions of the Building, and shall maintain the electrical, plumbing, heating and ventilating equipment in the Building, except such portions thereof as may be specially installed for Tenant or otherwise altered by Tenant in connection with Tenant's work or otherwise; and except that all damage or injury to the Premises, the Building or the equipment and improvements therein caused by any act, neglect, misuse or omission of any duty by Tenant or by any persons who may be in or upon the Premises or the Building with the express or implied consent of Tenant shall be paid by Tenant. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given by Tenant to Landlord. Tenant hereby waives and releases its right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) if Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

      b. Tenant's Obligations. Tenant shall at its expense maintain, repair and replace all portions of the Premises and the equipment or fixtures relating thereto, except to the extent specified in Section 8.a, above, at all times in good condition and repair, all in accordance with the laws of the State of Utah and all health, fire, police and other ordinances, regulations and directives of governmental agencies having jurisdiction over such matters. Tenant shall replace at Tenant's sole expense any glass that may be broken in the Premises, and elsewhere in the Building if done through any fault or negligence of Tenant or any agent, employee, contractor, or invitee of Tenant, with glass of the same size, specifications and quality, with signs thereon, if required. At the expiration of the Term, Tenant shall surrender the Premises in good condition, normal wear and tear and damage by fire or other casualty excepted, and will clean all walls, floors, suspended ceilings and carpeting therein. Tenant shall indemnify Landlord for any loss or liability resulting from any delay by Tenant in surrendering the Premises to Landlord as provided herein.

9. ALTERATIONS.

      a. Landlord's Consent. Tenant shall not make any alterations, additions or improvements (collectively, "Alterations") in or to the Premises or make changes to locks on doors or add, disturb or in any way change any plumbing or wiring without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld provided that the Alterations do not affect the Building's structure, safety, systems or aesthetics or cause the release of Hazardous Substances. Notwithstanding the foregoing, Tenant may make Alterations to the Premises, so long as the Alterations (i) do not exceed a cost of $10,000 in the aggregate, (ii) are non-structural in nature, (iii) do not affect the Building or any building system including electrical, telephone cable or otherwise) or any other Tenant in the building and (iv) Tenant notifies Landlord of the scope of the intended improvements prior to commencing any work with respect thereto.

      b. Performance of Work. All Alterations shall be made at Tenant's sole expense and by contractors or mechanics approved by Landlord, shall be made at such times and in such manner as Landlord may from time to time designate, and shall become the property of Landlord without its obligation to pay therefor. All work with respect to any Alterations shall be performed in a good and workmanlike manner, shall be of a quality equal to or exceeding the then existing construction standards for the Building and must be of a type, and the floors and ceiling must be finished in a manner, customary for general office use and other uses common to first-class office buildings in the vicinity. Alterations shall be diligently prosecuted to completion to the end that the Premises shall be at all times a complete unit except during the period necessarily required for such work. All Alterations shall be made strictly in accordance with all laws, regulations and ordinances relating thereto, and no interior improvements installed in the Premises may be removed unless the same are promptly replaced with interior improvements of the same or better quality. Landlord hereby reserves the right to require any contractor or mechanic working in the Premises to provide lien waivers and liability insurance covering the Alterations to the Premises and to require Tenant to secure, at Tenant's sole cost and expense, completion and lien indemnity bonds satisfactory to Landlord, and/or to require such other instruments as may be reasonably requested by Landlord. Tenant shall give Landlord ten (10) days written notice prior to the commencement of any Alterations and shall allow Landlord to enter the Premises and post appropriate notices to avoid liability to contractors or material suppliers for payment for any Alterations. All Alterations (including, without limitation, all improvements to the Premises made pursuant to Section 31, below) shall remain in and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation or injury, provided that Landlord may require any Alterations to be removed upon termination of this Lease provided that Tenant shall not be obligated to remove Alterations requiring Landlord's consent unless Landlord specified at the time of approving such Alteration that removal would be required at Landlord's request. In such event, all expenses to restore said space to normal building standards shall be borne by Tenant.

      c. Landlord's Expenses; Administrative Fee. Tenant shall pay to Landlord, as additional rent, any actual and reasonable out-of-pocket costs incurred by Landlord in connection with the review, approval and supervision of the Alterations and for any additional Building services provided to Tenant or to the Premises in connection with any such alterations, additions or improvements which are beyond the normal services provided to occupants of the Building. Tenant shall also pay to Landlord an administration fee equal to ten percent (10%) of the cost of the work to compensate Landlord for the administrative costs incurred in the review, approval and supervision of the Alterations. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, or Tenant's design of any work, construction of any work or delay in completion of any work.

10. TENANT'S PROPERTY.

      a. Removal Upon Expiration of Lease. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term, subject to the other requirements of this Lease. If Tenant shall fail to remove all of such property from the Premises at the expiration of the Term or within ten (10) days after any earlier termination of this Lease for any cause whatsoever, Landlord may, at its option, after two (2) days' written notice to Tenant, remove the same in any manner that Landlord shall choose, and store such property without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such property for any length of time that the same shall be in Landlord's possession. Landlord may, at its option, without further notice, sell said property or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of said property.

      b. Personal Property Taxes. Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises or Landlord's obligations are increased by a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after at least ten (10) days written notice to Tenant, pays the taxes or obligations based upon Tenant's personal property or trade fixtures, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes or obligations so levied against Landlord, or the portion of such taxes or obligations resulting from such increase in the assessment.

11. ENTRY BY LANDLORD. After reasonable prior notice to Tenant (except in emergencies, where no such notice shall be required) and further subject to the terms of this Section 11, Landlord, its authorized agents, contractors and representatives shall at any and all times have the right to enter the Premises
(i) to inspect the same, (ii) to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, (iii) to show the Premises to prospective purchasers, (iv) to show the Premises to prospective tenants during the last 6 months of the Term, and any renewals thereof, and to prospective tenants at any time if Tenant has vacated the Premises or defaulted in its obligations hereunder, (v) to post notices required by law or necessary for Tenant's safety or security, (vi) to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that Landlord will exercise commercially reasonable efforts not to interfere with the normal business operations of Tenant. Upon reasonable notice to Tenant as referenced below, Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord pursuant to the terms hereof shall not be deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord agrees to provide Tenant with no less than twenty-four (24) hours notice prior to conducting any work or inspections at the Premises, which notice may be verbal and may be directed to Tenant's personnel at the Premises (which notice shall not be required in the event of an emergency).

12. LIENS AND INSOLVENCY. Tenant shall keep the Premises and the Building free from any liens or encumbrances of any kind or nature arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant. If Tenant becomes insolvent, makes an assignment for the benefit of creditors, or if legal proceedings are instituted seeking to have Tenant adjudicated bankrupt, reorganized or rearranged under the bankruptcy laws of the United States, or if this Lease shall, by operation of law or otherwise, pass to any person or persons or entity other than Tenant, Landlord may, at its option, terminate this Lease, which termination shall reserve unto Landlord all of the rights and remedies available under Sections 28 and 30 hereof, and Landlord may accept rent from such trustee, assignee or receiver without waiving or forfeiting said right of termination.

13. INDEMNIFICATION. Tenant shall indemnify, defend and hold Landlord harmless from all losses, liabilities, costs, expenses and claims arising from (a) Tenant's use of the Premises or the conduct of its business or any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, (b) any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, (c) any act, neglect, fault or omission of Tenant or of its agents, employees, invitees or guests and (d) all costs, attorneys' fees, expenses and liabilities incurred in or about such claims or any action or proceeding brought thereon to the extent that such losses are not caused by Landlord's gross negligence or willful misconduct or breach or default of Landlord's obligations hereunder. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of and waives all claims against Landlord with respect to damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by Landlord's gross negligence or willful misconduct or by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice to Landlord of such failure. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, TENANT ACKNOWLEDGES AND AGREES THAT IT SHALL BE SOLELY RESPONSIBLE FOR PROVIDING ADEQUATE SECURITY FOR ITS PREMISES, AND ITS USE OF THE BUILDING AND THE COMMON AREAS THEREOF. LANDLORD SHALL HAVE NO RESPONSIBILITY TO PREVENT, AND SHALL NOT BE LIABLE TO TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, VISITORS OR INVITEES, FOR LOSSES DUE TO THEFT, BURGLARY OR OTHER CRIMINAL ACTIVITY, OR FOR DAMAGES OR INJURIES TO PERSONS OR PROPERTY RESULTING FROM PERSONS GAINING ACCESS TO THE PREMISES OR THE BUILDING, AND TENANT HEREBY RELEASES LANDLORD AND ITS AGENTS AND EMPLOYEES FROM ALL LIABILITIES FOR SUCH LOSSES, DAMAGES OR INJURY, REGARDLESS OF THE CAUSE THEREOF.

14. DAMAGE TO TENANT'S PROPERTY. Notwithstanding anything to the contrary in this Lease, Landlord or its agents shall not be liable for (a) any damage to any property entrusted to employees of the Building or its property managers, (b) loss or damage to any property by theft or otherwise, (c) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, or (d) any damage or loss to the business or occupation of Tenant arising from the acts or neglect of other tenants or occupants of, or invitees to, the Building. Tenant shall give prompt notice to Landlord in case of fire or accident in the Premises or in the Building or of defects therein or in the fixtures or equipment.

 15.      EMINENT DOMAIN.

         a. Complete Taking. If the whole of the Property, the Building or the Premises or so much thereof shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose so that a reasonable amount of reconstruction will not result in the Premises being suitable for Tenant's continued occupancy, this Lease and the term and estate hereby granted shall terminate as of the date that possession of the Property, the Building or the Premises is so taken (herein called "Date of the Taking"), and the Base Rent and other sums payable hereunder shall be prorated and adjusted as of such termination date. Landlord shall notify Tenant in writing within thirty (30) days of a final condemnation order, specifying whether the Lease will terminate under the terms of the provision.

      b. Partial Taking. If only a part of the Building, the Property or the Premises shall be so taken and the remaining part thereof after reconstruction is suited for Tenant's continued occupancy, this Lease shall be unaffected by such taking, except that Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within sixty (60) days after the Date of the Taking if a portion of the Building is affected by any such taking, In such event, this Lease shall terminate on the date that such notice from the Landlord to Tenant shall be given, and the Base Rent and other sums payable hereunder shall be prorated and adjusted as of such termination date. Upon a partial taking after which this Lease continues in force as to any part of the Premises, the Base Rent and other sums payable hereunder shall be adjusted according to the rentable area remaining.

      c. Award. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award, including any award for the "leasehold bonus value" of this Lease. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment. Notwithstanding the foregoing, so long as Landlord's award is not affected thereby, Tenant may pursue a separate award for loss of its personal property and relocation expenses.

      d. Waiver. Except as may be otherwise provided herein, Tenant hereby waives and releases any right to terminate this Lease under any law, statute or ordinance now or hereafter--in effect relative to eminent domain, condemnation or takings.

16. TENANT'S INSURANCE. Tenant shall, during the entire term of this Lease and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

      a. All-Risk Insurance. Standard form property insurance insuring against the perils of fire, vandalism, malicious mischief, cause of loss-special form ("All-Risk"), sprinkler leakage, earthquake sprinkler leakage and earthquake coverage. This insurance policy shall be upon all trade fixtures and other property owned by Tenant, for which Tenant is legally liable and/or that was installed at Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures and any other personal property, in an amount not less than the full replacement cost thereof. If there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also insure the direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or the Building in the amount as will properly reimburse Tenant for a period of one (1) year following such loss of use or access. Such policy shall name Landlord and any mortgagees of Landlord as additional insured parties, as their respective interests may appear.

      b. Liability Insurance. Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of Five Million Dollars ($5,000,000) Combined Single Limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with an Additional Insured --Landlord's Endorsement. The policy shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the indemnity contained in Section 13 hereof) and shall (i) name Landlord as an additional insured, (ii) contain a cross-liability provision,
(iii) contain a provision that "the insurance provided the landlord hereunder shall be primary and noncontributing with any other insurance available to the landlord," and (iv) include fire legal liability coverage in the amount of One Million Dollars ($1,000,000).

      c. Workers' Compensation Insurance. Workers' Compensation and Employer's Liability Insurance (as required by state law).

      d. Boiler and Machinery Insurance. If Tenant installs any boiler, pressure object, machinery, fire suppression system, supplemental air conditioning or other mechanical equipment within the Premises, Tenant shall also obtain and maintain at Tenant's expense, boiler and machinery insurance covering loss arising from the use of such equipment.

      e. Other Insurance. Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, amounts and for insurance risks against which a prudent tenant would protect itself.

      All such policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies qualified to issue insurance in the State of Utah and holding a General Policyholder's Rating of "A" and a Financial Size Rating of "X" or better, as set forth in the most current issue of Best's Key Rating Guide. Such insurance shall provide that it is primary insurance, and not contributory with any other insurance in force for or on behalf of Landlord. Within ten (10) days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates and endorsements evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or upon five (5) days written notice to Tenant, Landlord may order such insurance and charge the cost thereof to Tenant as additional rent, if Tenant fails to so notify Landlord. If Landlord obtains any insurance that is the responsibility of Tenant under this Section 16, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

      f. Landlord's Insurance. Throughout the term of this Lease, Landlord shall maintain with respect to the Building commercial general liability insurance and "all risk" property insurance, with commercially reasonable coverage amounts. Landlord further covenants that its insurance coverage shall be consistent with the coverage carried by owners of buildings of comparable size, type and quality in Salt Lake City, Utah and surrounding areas.

17. DAMAGE OR DESTRUCTION. If the Building and/or the Premises are damaged by fire or other perils covered by insurance carried by Landlord, Landlord shall have the following rights and obligations:

      a. Repair and Restoration.

            (1) If the Building and/or the Premises are damaged or destroyed by any such peril, to the extent the cost to repair exceeds twenty-five percent (25%) of the then full replacement value thereof or the damage thereto is such that the Building and/or the Premises cannot reasonably be repaired, reconstructed and restored within six (6) months from the date of such damage or destruction, Landlord shall, at its sole option, as soon as reasonably possible thereafter, either (i) commence or cause the commencement of the repair, reconstruction and restoration of the Building and/or the Premises and prosecute or cause the same to be prosecuted diligently to completion, in which event this Lease shall remain in full force and effect; or (ii) within sixty (60) days after such damage or destruction, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said sixty (60) day period. If Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such damage or destruction.

            (2) If the Building and/or the Premises are partially damaged or destroyed by any such peril, to the extent the cost to repair is twenty-five percent (25%) or less of the then full replacement value thereof, and if the damage thereto is such that the Building and/or the Premises reasonably may be repaired, reconstructed or restored within a period of six (6) months from the date of such damage or destruction, then Landlord shall commence or cause the commencement of and diligently complete or cause the completion of the work of repair, reconstruction and restoration of the Building and/or the Premises and this Lease shall continue in full force and effect.

      b. Uninsured Casualties. If damage or destruction of the Building and/or the Premises is due to any cause not covered by collectible insurance carried by Landlord at the time of such damage or destruction, Landlord may elect to terminate this Lease. If the repairing or restoring of the damage is delayed or prevented for longer than six (6) months after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord may elect to be relieved of its obligation to make such repairs or restoration and terminate this Lease. Further, Landlord shall not have any obligation to repair, reconstruct or restore the Premises and may terminate this Lease when the damage resulting from any casualty covered under this Section 17 occurs during the last twelve (12) months of the Term to such an extent that more than thirty percent (30%) of the floor area of the Premises is rendered untenantable for a period of more than sixty (60) days.

      c. Tenant's Termination Right. If the work of repair, reconstruction and restoration in connection with damage or destruction of the Building and/or Premises initially affects more than thirty percent (30%) of the floor area of the Premises and shall require a period longer than nine (9) months to complete, then Tenant may elect to terminate this Lease, provided that Tenant shall give written notice to Landlord of its intention within sixty (60) days after the date it is advised of such repair period.

      d. Termination of Lease. Upon any termination of this Lease under any of the provisions of this Section 17, Landlord and Tenant shall each be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord or such other date as is mutually agreed upon by Landlord and Tenant except for payments or other obligations which have theretofore accrued and are then unpaid or unperformed.

      e. Base Rent Abatement. In the event of repair, reconstruction and restoration by or through Landlord as herein provided, the Rent payable under this Lease shall be abated proportionately to the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration (i.e. Tenant cannot use and does not use the Premises for its business operations). Tenant shall not be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration, nor shall Tenant be entitled to any insurance proceeds, including those in excess of the amount required by Landlord for such repair, reconstruction or restoration. Tenant shall not be released from any of its obligations under this Lease due to damage or destruction of the Building and/or the Premises except to the extent and upon the conditions expressly stated in this Section 17.

      f. Extent of Repair Obligation. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

18. WAIVER OF SUBROGATION. Whether any loss or damage to or within the Building and/or the Premises is due to the negligence of either of the parties hereto, their agents or employees, or any other cause, Landlord and Tenant do each herewith and hereby release and relieve the other from responsibility for, and waive their entire claim of recovery, for (a) any loss or damage to the real or personal property of the other located anywhere in the Building and including the Building itself, arising out of or incident to the occurrence of any of the perils which are covered by the fire insurance policy, with extended coverage endorsement, in common use in Salt Lake City, Utah; or (b) loss resulting from business interruption at the Premises, arising out of or incident to the occurrence of any of the perils which are covered by the business interruption insurance policy in common use in Salt Lake City, Utah. To the extent that such risks under (a) and (b) are, in fact, covered by insurance, each party shall cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

19. ASSIGNMENT OR SUBLETTING.

      a. Landlord's Consent. Without the express written consent of Landlord, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge, or otherwise transfer or hypothecate all of its interest in or rights with respect to the Premises (collectively, "Assignment"), or permit all or any portion of the Premises to be occupied by anyone other than Tenant or sublet all or any portion of the Premises or transfer a portion of its interest in or rights with respect to the Premises (collectively, "Sublease"). Notwithstanding anything in this Section 19 to the contrary, Tenant (but not any of its permitted successors or assigns) shall have the right, without obtaining Landlord's consent, to enter into (i) an

Assignment or Sublease of all or a portion of the Premises with an Affiliate of Tenant, on the condition that Tenant delivers to Landlord fifteen (15) days prior written notice containing the name of the Affiliate and the manner in which it is affiliated with Tenant, the most recent audited financial statements of the Affiliate, and the commencement and termination dates of the Sublease or Assignment, or (ii) an Assignment of all of the Premises with an entity resulting directly from a merger or consolidation with Tenant or an entity purchasing or succeeding to substantially all of the assets of Tenant on the condition that (1) Tenant delivers to Landlord fifteen (15) days prior written notice containing the name of the proposed assignee, the commencement and termination dates of the Assignment, together with the most recent financial statement or other equivalent financial information reasonably available to Tenant concerning the proposed assignee, and (2) the net worth and creditworthiness of the proposed assignee is at least comparable to that of Tenant (a "Merged Entity"). For purposes of this Section 19, the term "Affiliate" shall mean a corporation or entity which controls, is controlled by, or is under common control with Tenant including an entity that acquires the assets of Tenant, so long as such entity has a net worth equivalent or greater than Tenant's, as reasonably determined by Landlord, based on its review of the reasonably available financial statements of the such corporation or entity.

      b. Notice to Landlord. If Tenant desires to enter into an Assignment or a Sublease, Tenant shall give notice to Landlord of its intention to do so (the "Transfer Notice"), containing (i) the name of the proposed assignee or subtenant (collectively, "Transferee"), (ii) the nature of the proposed Transferee's business to be carried on in the Premises, (iii) the material terms of the proposed Assignment or Sublease, including, without limitation, the commencement and expiration dates thereof and the rent payable thereunder, (iv) the portion of the Premises proposed to be subleased (the "Transfer Space"), and
(v) the most recent financial statement or other equivalent financial information reasonably available to Tenant concerning the proposed Transferee. Within ten (10) days after Landlord's receipt of the Transfer Notice, Landlord shall, by notice to Tenant, elect to (1) terminate this Lease as to the Transfer Space, with a proportionate reduction in Base Rent and Tenant's Proportionate Share of Operating Costs, effective upon the date the proposed Sublease or Assignment would actually have commenced (determined by taking into account all relevant factors), or (2) consent to the Sublease or Assignment, or (i) disapprove the Sublease or Assignment; provided, however, that, if Landlord does not make an election under (1) above, Landlord agrees not to unreasonably withhold its consent to the Sublease or Assignment. Landlord's consent shall not be deemed to have been unreasonably withheld if the proposed sublessee or assignee is a new concern with no previous business history or if the proposed sublessee or assignee intends to use the Premises (x) for executive suites or any other use inconsistent with Section 7 or the operation of a first-class office building or (y) in a manner which would increase the use of, or the possibility of disturbance of, Hazardous Substances on the Property. Landlord's failure to make such election within fifteen (15) days after Landlord's receipt of the Transfer Notice shall be deemed to be Landlord's disapproval of the proposed Sublease or Assignment.

      c. Permitted Transfers. If Landlord consents to any Sublease or Assignment as set forth in Section 19.b:

            (1) Tenant may thereafter, within ninety (90) days after Landlord's consent, enter into such Assignment or Sublease, but only with the party and upon substantially the same terms as set forth in the Transfer Notice, and Tenant shall promptly send to Landlord a copy of the fully executed Assignment or Sublease;

            (2) In the case of a Sublease, Tenant shall pay to Landlord monthly, together with monthly installments of rent hereunder,
                  (i) with respect to the first two (2) years of the Term, twenty-five percent (25%), and (ii) with respect to the remainder of the Term, fifty percent (50%), of any sums payable to Tenant in connection with such Sublease in excess of the proportionate amount (on a rentable square footage basis) of Base Rent payable by Tenant under this Lease for the space covered by such Sublease less any actual and reasonable expenses incurred by Tenant in connection with such subleasing, such as brokers' fees, improvement costs and advertising costs, but excluding down time;

            (3) In the case of an Assignment, Tenant shall pay to Landlord, as and when received (i) with respect to the first two (2) years of the Term, twenty-five percent (25%), and (ii) with respect to the remainder of the Term, fifty percent (50%), of any transfer or assignment fee, purchase price or other consideration received by Tenant in connection with the Assignment attributable to the value of this Lease;

            (4) Any Sublease or Assignment shall be subject to all of the provisions of this Lease, and Landlord's consent to any Sublease or Assignment shall not be construed as a consent to any terms thereof which conflict with any of the provisions of this Lease except to the extent that Landlord specifically agrees in writing to be bound by such conflicting terms; and

            (5) No Transferee, other than an Affiliate or Merged Entity, shall have the right to exercise any right or option under this Lease to lease additional space, extend the Term, or terminate this Lease under any circumstance.

      d. Continuing Liability. Tenant shall not be relieved of any obligation to be performed by Tenant under this Lease, including the obligation to obtain Landlord's consent to any other Assignment or Sublease, regardless of whether Landlord consented to any Assignment or Sublease. Any Assignment or Sublease that fails to comply with this Section 19 shall be void and, at the option of Landlord, shall constitute an Event of Default by Tenant under this Lease. The acceptance of Base Rent or other sums by Landlord from a proposed Transferee shall not constitute Landlord's consent to such Assignment or Sublease.

      e. Assumption by Transferee. Each Transferee, including an Affiliate or Merged Entity, under an Assignment shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent, additional rent and other charges, and for the performance of all other provisions of this Lease. Each Transferee, including an Affiliate or Merged Entity, under a Sublease, other than Landlord, shall be subject to this Lease. No Assignment shall be binding on Landlord unless Landlord shall receive a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the Transferee, including an Affiliate or Merged Entity, reasonably satisfactory in substance and form to Landlord and consistent with the requirements of this Section 19 but the failure of the Transferee to execute such instrument shall not release the Transferee from its liability as set forth above. Tenant shall reimburse Landlord, within fifteen (15) days after Tenant's receipt of an invoice therefor, for any costs that Landlord may actually and reasonably incur in connection with any proposed Assignment or Sublease, including Landlord's reasonable attorneys' fees and the costs of investigating the acceptability of any proposed Transferee.

      f. Default; Waiver. Any Assignment or Sublease in violation of this
Section 19 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of rent or additional charges by Landlord from a purported assignee or sublessee shall not constitute a waiver by Landlord of the provisions of this Section 19.

      g. Change in Control. Any sale or other transfer, including by consolidation, merger or reorganization, of a majority of the voting stock of Tenant, if Tenant is a corporation (other than a sale of the majority of the stock of a publicly traded company in normal open market transactions), or any sale or other transfer of a majority of or a controlling interest in the partnership interests in Tenant, if Tenant is a partnership, or any sale or other transfer of a majority of or a controlling interest in the membership interests in Tenant, if Tenant is a limited liability company, or any sale or other transfer of a majority of the beneficial interests in Tenant or of any controlling interest in Tenant, if Tenant is a trust or other type of entity, shall be an Assignment for purposes of this Section 19. As used in this Section 19, the term "Tenant" shall also mean any entity which has guaranteed Tenant's obligations under this Lease or any entity which directly or indirectly owns a majority of the voting stock or partnership or limited liability company or other beneficial interest of Tenant, and the prohibition hereof shall be applicable to any sales or transfers of the stock or partnership or limited liability company or other beneficial interest of said guarantor or majority owner.

20. SUBORDINATION. Tenant agrees, subject to the terms of this Section 20, that this Lease is and shall be subordinate to any mortgage, deed of trust, ground lease, underlying lease or other prior lien (hereinafter "Prior Lien") that may heretofore or hereafter be placed upon the Property and the Building, and all renewals, replacements and extensions thereof. If any Prior Lien holder wishes to have this Lease prior to its Prior Lien, then and in such event, upon such Prior Lien holder's notifying Tenant to that effect, this Lease shall be deemed prior to the Prior Lien. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, provided that such successor in interest recognizes the interest of Tenant under this Lease and agrees not to disturb Tenant's rights hereunder if no default under this Lease then exists. Within fifteen (15) days of presentation, Tenant shall execute any documents which any such Prior Lien holder may require to effectuate the provisions of this Section 20 provided that such documents are in commercially reasonable and generally customary form. Landlord agrees, notwithstanding and without modification of the foregoing, that it will use commercially reasonable efforts to obtain from the existing lender for the Building the lender's standard form of subordination, non-disturbance and attornment agreement. Tenant shall pay the costs and expenses incurred by Landlord to obtain for Tenant this agreement from the lender, including any processing fees or costs charged by the lender.

21. ESTOPPEL CERTIFICATE. Tenant will, upon ten (10) days prior request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing executed by Tenant, substantially in the form of Exhibit D, attached hereto, certifying, the date of this Lease, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the date to which the Base Rent and additional rent and other sums payable hereunder have been paid, and either stating that to the knowledge of Tenant no default exists hereunder on the part of Landlord or Tenant or specifying each such default of which Tenant may have knowledge and such other matters as may be reasonably requested by Landlord. The parties agree and intend that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Building. Tenant's failure to timely deliver such a statement shall be deemed to be an acknowledgment by Tenant that this Lease is in full force and effect without modification (except as set forth by Landlord), there are no uncured defaults under this Lease by Landlord and no more than one monthly installment of Base Rent and additional rent and other sums payable hereunder have been paid in advance.

22. SERVICES. Landlord shall maintain the public and common areas of the Property and the Building, such as lobbies, stairs, corridors and restrooms, in good order and condition except for damage provided, however, to the extent damage results or repairs are required due to the negligence or willful misconduct of Tenant, its agents, employees, or contractors, such repairs shall be made at Tenant's sole cost and expense. Landlord shall furnish the Premises with electricity for lighting and operation of low power usage office machines and elevator service at all times during the Term. Landlord shall furnish the Premises with heating or normal office air conditioning between the hours of 7:00 a.m. and 6:00 p.m., Monday through Friday, and 8:00 a.m. and 1:00 p.m. on Saturdays, except for legal holidays. Air conditioning units and electricity therefor or special air conditioning requirements, such as for any computer centers, and after-hours heating and air conditioning shall be at Tenant's expense (the current charge for after hours heating and air conditioning is $15.00 per hour, which is subject to change at Landlord's sole discretion). Landlord shall also provide lighting replacement for Landlord-furnished lighting, toilet room supplies, window washing with reasonable frequency and customary janitorial service consistent with the specifications attached hereto as Exhibit H. Landlord shall not be liable to Tenant for any loss or damage caused by or resulting from any variation, interruption or failure of said services due to any cause whatsoever; and no temporary interruption or failure of such services incident to the making of repairs. Alterations or improvements due to accident or strike or conditions or events not under Landlord's control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder. If Tenant wishes to contract with any telecommunications provider in addition to those currently servicing the Building, such provider must enter into a written agreement with Landlord setting forth the terms and conditions of the access and rights to be granted to such provider. The form of the agreement and the fees charged for telecommunications access shall be consistent with market rates charged by comparable landlords, and the costs incurred by Landlord in entering into any such access agreement shall be paid by the telecommunications carrier or, at Tenant's option, by Tenant. Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) if Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective.

23. SIGNS AND ADVERTISING. Landlord will provide Tenant, at Landlord's sole cost and expense, with Building standard signage (as such standard is established from time to time by Landlord) on the Building directory in the lobby of the Building. Tenant shall not erect or install or otherwise utilize signs, lights, symbols, canopies, awnings, window coverings or other advertising or decorative matter (collectively, "Signs") on the windows, walls and exterior doors or otherwise visible from the exterior of the Premises without first (a) submitting its plans to Landlord and obtaining Landlord's written approval thereof and (b) obtaining any required approval of any applicable governmental authority. All Signs approved by Landlord shall be professionally designed and constructed in a first-class workmanlike manner. Landlord shall have the right to promulgate from time to time additional reasonable rules, regulations and policies relating to the style and type of said advertising and decorative matter which may be used by any occupant, including Tenant, in the Building, and may change or amend such rules and regulations from time to time as in its discretion it deems advisable. Tenant agrees to abide by such rules, regulations and policies. At the expiration or earlier termination of this Lease, all such signs, lights, symbols, canopies, awnings or other advertising or decorative matter attached to or painted by Tenant upon the Premises, whether on the exterior or interior thereof, shall be removed by Tenant at its own expense, and Tenant shall repair any damage or injury to the Premises, and correct any unsightly condition, caused by the maintenance and removal thereof.

24. PARKING. Subject to the rules and regulations of Salt Lake City, Tenant shall have the right to rent the Parking Spaces specified in Paragraph 21 of the Basic Lease Information during the term of the Lease at the prevailing market rent, as established from time to time by Landlord, which is currently equal to the Current Parking Space Rent specified in Paragraph 22 of the Basic Lease Information. Tenant's parking space rent shall not be adjusted more than once per calendar year during the Initial Term. Tenant's use of the Parking Spaces is subject to the rules and regulations applicable to the parking areas, including, without limitation, hours of operation and the prohibition on parking in spaces assigned to persons other than Tenant. Such rent shall be paid at the same times as the Base Rent and shall constitute additional rent under this Lease. To the extent any of the Parking Spaces are reserved spaces, Landlord shall have the right, upon three (3) days written notice, to relocate such Parking Spaces to other spaces in the parking areas. Tenant, upon not less than thirty (30) days prior written notice to Landlord, shall have the right to reduce the number and/or types of parking spaces to be provided to Tenant. It is further acknowledged that the location of the off-site parking spaces may be designated by Landlord from time to time so long as they are within the 2-block radius specified.

25. RULES AND REGULATIONS. Tenant agrees to observe and be bound by the Rules and Regulations applicable to the Building and the Property, a copy of which is attached hereto as Exhibit E. Landlord reserves the right to amend said Rules and Regulations as Landlord in its judgment may from time to time deem to be necessary or desirable for the safety, care and cleanliness of the Premises, the Building or the Property and the preservation of good order therein, and Tenant agrees to comply therewith. Landlord may make concessions requested by a tenant without granting the same concession to any other tenant. To the extent the Rules and Regulations conflict with this Lease, this Lease shall control.

26. TIME. Time is of the essence of this Lease.

27. QUIET ENJOYMENT. Landlord covenants to control its activities and personnel such that if and so long as Tenant pays the rent and performs the covenants contained in this Lease, Tenant shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this Lease.

28. DEFAULTS AND REMEDIES.

      a. Defaults. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant (each an "Event of Default"):

            (1) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer with no intent to continue business operations therein.

            (2) The failure by Tenant to make any payment of Base Rent, additional rent, other charges or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Utah Code Annotated sec. 78-36-3 regarding unlawful detainer actions.

            (3) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in subsections 28.b(1) or 28.b(2) above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under Utah Code Annotated sec. 78-36-3 regarding unlawful detainer actions. If the nature of Tenant's default (other than a default specified in subsections 28.b(i) or 28.b(2) above) is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said fifteen (15) day period and thereafter diligently prosecute such cure to completion, and such completion shall occur not later than ninety (90) days from the date of such notice from Landlord.

            (4) Any of the following: (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty
                  (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

      b. Remedies. If an Event of Default exists, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the following rights and remedies:

            (1) The right to terminate Tenant's right to possession of the Premises and to present value (assuming an interest rate of eight percent (8%) or such other amount prescribed by law, if any) of rents and other charges due over the remainder of the Term as liquidated damages due from Tenant to Landlord, less, the amount of rental loss for the same period that the Tenant proves could be reasonably avoided;

            (2) The right to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent, additional rent and other charges as they become due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession;

            (3) The right to enter the Premises and remove therefrom all persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and sell such property and apply the proceeds therefrom pursuant to applicable Utah law;

            (4) The right to take steps necessary or appropriate to have a receiver appointed for Tenant in order to take possession of the Premises and apply any rental collected and exercise all other rights and remedies granted to Landlord;

            (5) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law; and

            (6) If an Event of Default occurs prior to the expiration of the Initial Term, the right to recover the full amount of the unamortized portion of the Tenant Improvement Allowance and any free rent granted by Landlord.

      c. Reentry. If an Event of Default exists, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Neither the re-entry or taking possession of the Premises by Landlord pursuant to this Section 28.c, nor the service by Landlord of any notice pursuant to the forcible entry and detainer statutes of the State of Utah and the surrender of the Premises pursuant to such notice, shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

      d. Remedies Cumulative; Waiver. All rights, options and remedies of Landlord contained in this Lease or provided by law or in equity shall be construed and held to be cumulative, and no one of them shall be exclusive of the other except to the extent the remedies conflict with one another directly and cannot be exercised together at the same time. No waiver of any default hereunder shall be implied from any acceptance by Landlord of any Base Rent, additional rent or other charges due hereunder or any omission by Landlord to take any action on account of such default, and no express waiver shall affect any default other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

29. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer or transfers of Landlord's interest in the Property or the Building, other than a transfer for security purposes only, Tenant agrees that Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to the transferee provided that such transferee has assumed Landlord's obligations under this Lease effective as of the date of any such transfer.

30. RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Base Rent required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) business days after written notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Tenant shall reimburse Landlord for all costs incurred in connection with such payment or performance immediately upon demand.

31. IMPROVEMENTS.

      a. Tenant Improvement Allowance. Landlord shall cause its contractor to complete Landlord's Work (as defined hereinafter), and the Tenant Improvement Allowance shall be used for the payment of Construction Costs (as hereinafter defined), provided, however, Landlord shall in no circumstances be obligated to expend more than the Tenant Improvement Allowance (as defined in Paragraph 16 of the Basic Lease Information) in constructing Landlord's Work. Tenant shall not receive any credit or other benefit for any unused portion of the Tenant Improvement Allowance, and any portion of the Tenant Improvement Allowance not used by December 31, 2000 shall be deemed forfeited by Tenant.

      b. Plans and Drawings. As soon as possible following the execution and delivery of this Lease, Landlord and Tenant shall complete a Space Plan for the Premises (the "Space Plan"). Following approval of the Space Plan by Landlord and Tenant, Landlord shall deliver to Tenant for Tenant's approval working drawings consisting of a floor plan, reflected ceiling plan, interior elevations, electrical plan, door schedule and finish schedule for the Premises (the "Working Drawings"), which Working Drawings shall be consistent with the Space Plan. The Working Drawings as finally approved by Tenant are referred to as the "Final Plans", and the improvements to the Premises shown in the Final Plans are sometimes referred to herein as the "Landlord's Work". Following approval of the Final Plans, Landlord shall obtain all permits and approvals and construct or modify the improvements to the Premises in accordance with the Final Plans, in a first-class workmanlike manner, and charge the Tenant Improvement Allowance for an amount equal to the costs incurred by Landlord in constructing the improvements, including, without limitation, Landlord's actual cost of the work performed and materials provided, architectural fees, engineering fees, mechanical costs, structural costs, electrical costs, construction management fees (not to exceed five percent (5%) of the total cost), permit fees, out-of-pocket expenses, and any increased costs incurred by Landlord as a result of any changes to the Final Plans requested by Tenant or any delay caused by Tenant (collectively, "Construction Costs"). Tenant shall pay or reimburse Landlord within five (5) days after Landlord's request for any Construction Costs in excess of the Tenant Improvement Allowance incurred by Landlord in constructing the improvements in accordance with the Final Plans, and Landlord shall have no obligation to proceed with construction until such excess Construction Costs are received.

      c. Substantial Completion. Landlord will cause its contractors to complete Landlord's Work as soon as reasonably possible following approval of the Final Plans and the issuance of all necessary permits. Landlord shall use reasonable efforts to notify Tenant of the projected date of substantial completion of the Premises at least fifteen (15) days prior thereto. It is acknowledged and agreed the Commencement Date is not dependent upon completion of Landlord's Work. However, if Landlord's Work is not substantially complete prior to the Delivery Deadline, and such failure to complete Landlord's Work is not the result of delays caused by

Tenant or any force majeure delay, Tenant, as its sole remedy, shall have the right to terminate this Lease by written notice to Landlord on or before the date that is ten (10) days following the Delivery Deadline.

32. NOTICES. All notices under this Lease shall be in writing to Landlord at the same place rent payments are made (with a copy sent to Maier & Siebel, Wood Island, Fourth Floor, 80 E. Sir Francis Drake Blvd., Larkspur, California 94939,
Attention: President), and to Tenant at the Premises and additional copies to Digitas Inc., The Prudential Tower, 800 Boylston Street, Boston, MA 02199, Attn:
Gregory N. Zias, Vice President-Real Estate, Corporate Services, with a copy to The Prudential Tower, 800 Boylston Street, Boston, MA 02199, Attn: Michele Moseley Jones, Legal Department, or such addresses as may hereafter be designated by either party in writing. Any such notices shall be either sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three business days after timely deposit, postage prepaid in the U.S. Mail; sent by a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after timely deposit with such courier; or personally delivered, in which case notice shall be deemed delivered upon receipt.

33. ATTORNEYS' FEES. If either party places the enforcement of this Lease or any part hereof, or the collection of any Base Rent, additional rent or other charges due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, the non-prevailing (or defaulting) party shall pay the other party's reasonable attorneys' fees and court costs, including paralegal fees and any attorneys' fees and court costs in connection with any appeals and any bankruptcy or insolvency proceedings involving Tenant or this Lease. If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses in such suit, including its reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

34. HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Term without the express consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the Base Rent, additional rent and other charges in effect upon the date of such expiration (subject to adjustment as provided in Section 5 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify, defend and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

35. SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any subleases or subtenancies.

36. NON-WAIVER. Neither the acceptance of rent nor any other act or omission of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof, or deprive Landlord of its right to cancel or forfeit this Lease, upon the notice required by law, at any time that cause for cancellation or forfeiture may exist, or be construed so as to at any future time stop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

37. MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee under a mortgage covering the Property or the Building whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Property or the Building by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

38. BUILDING PLANNING. [Intentionally Omitted.]

39. CHANGES TO THE PROPERTY. Landlord reserves the right at any time to make changes, alterations, reductions and additions to the Property other than the Premises, including the construction of other buildings or improvements in the Property, the leasing of space to restaurant uses, the building of additional stories on any building, without any liability or responsibility to Tenant so long as Tenant's rights to the Premises and reasonable access thereto is not materially adversely affected. Landlord will not block ingress and egress to the Premises.

40. VACATION OF EXISTING PREMISES. Tenant currently occupies approximately 3,585 square feet of space in the Building commonly known as Suite 1850 (the "Existing Premises") pursuant to that certain 136 East South Temple Lease dated August 23, 1999, between Landlord and Tenant (successor to Bronnercom, LLC, a Delaware limited liability company) (the "Existing Lease"). Prior to the Commencement Date of this Lease, Tenant shall continue to occupy the Existing Premises under each of the terms and conditions of the Existing Lease. Tenant will vacate the Existing Premises no later than 5 days following the Commencement Date of this Lease, and will deliver the Existing Premises to Landlord in a broom clean condition, free of all personal property, and otherwise in the condition required for surrender of the premises under the Existing Lease.

41. TERMINATION OF EXISTING LEASE. Tenant shall remain responsible for the payment of all amounts owed under the Existing Lease (including, without limitation, Base Rent and additional rent) through the date (the "Existing Lease Termination Date") which is the earlier of (i) December 31, 2000, or (ii) the date another tenant approved by Landlord in its sole discretion commences occupancy of the Existing Premises under a new lease for the Existing Premises. As of the Existing Lease Termination Date the Existing Lease shall terminate for all purposes, except that Tenant shall be responsible for any liabilities or obligations which specifically survive the termination of the Existing Lease in accordance with its terms. Landlord and Tenant shall reasonably cooperate in efforts to re-let the Existing Premises, but Tenant acknowledges and agrees that Landlord shall have no obligation to lease the Existing Premises, and may elect to do so in its sole discretion and on such terms as Landlord may solely determine.

42. RELOCATION ALLOWANCE. Tenant may apply up to $24,404 of the Tenant Improvement Allowance toward moving expenses directly related to the move from the Existing Premises to the Premises. Within 30 days following the Commencement Date and upon the submission of invoices satisfactory to Landlord, Landlord shall deliver to Tenant a check for reimbursement of approved moving expenses, up to $24,404.

43. OPTION TO EXTEND THE TERM.

      a. Extension Term. Landlord grants to Tenant (but not any successors or assignees) the option to extend the Initial Term (the "Extension Option") with respect to all of the rentable area of the Premises leased by Tenant as of the Expiration Date of the Initial Term for one (1) five-year period (the "Extension Term"). The Extension Term shall commence immediately following the Expiration Date of the Initial Term. The Extension Option shall be exercised, if at all, by notice to Landlord at any time during the Initial Term on or before the date that is twelve (12) months prior to the Expiration Date, which notice shall be irrevocable by Tenant. Notwithstanding the foregoing, if an Event of Default exists under this Lease either at the time Tenant exercises the Extension Option or at any time thereafter prior to or upon the commencement of the Extension Term, Landlord shall have, in addition to all of Landlord's other rights and remedies under this Lease, the right to terminate the Extension Option and to cancel unilaterally Tenant's exercise of the Extension Option, in which event the Expiration Date of this Lease shall be and remain the then scheduled Expiration Date, and Tenant shall have no further rights under this Lease to renew or extend the Initial Term.

      b. Extension Term Rent.

            (1) The Extension Term shall be upon and subject to all of the terms, covenants and conditions of this Lease; provided, however, that the Base Rent for the Extension Term shall be equal to the Prevailing Market Rental for space comparable to the Premises in the Salt Lake City, Utah area as of the date of commencement of the Extension Term. The term "Prevailing Market Rental" shall mean the base annual rental for such comparable space, taking into account any additional rental and all other monetary payments and escalations payable hereunder and by tenants under leases of such comparable space, and any tenant improvements and other concessions granted to Tenant and tenants under leases of such comparable space. Such Base Rent shall be determined by Landlord not later than five
      (5) months prior to the commencement of the Extension Term. If Tenant disputes Landlord's determination of the Prevailing Market Rental for the Extension Term, Tenant shall send to Landlord a notice, within twenty (20) days after the date of Landlord's notice setting forth the Prevailing Market Rental for the Extension Term, which notice shall state that Tenant either (x) agrees with Landlord's determination of Prevailing Market Rental for the Extension Term or (y) disagrees with Landlord's determination of Prevailing Market Rental for the Extension Term and elects to resolve the disagreement as provided in Section 43.b(2)(iii) below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Prevailing Market Rental shall be determinative. Until the disagreement is resolved as provided in Section 43.b(2)(iii) below, Tenant's monthly payments of Base Rent shall be in an amount not less than the Base Rent payable for the twelve (12) month period immediately preceding the commencement of the Extension Term. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the brokers, as applicable, Tenant shall pay to Landlord the amount of any deficiency in the Base Rent theretofore paid. Notwithstanding anything to the contrary set forth in this Section 43, in no event shall the Base Rent for any Extension Term be less than the effective Base Rent payable for immediately preceding the commencement of the Extension Term. Tenant shall in any event pay all applicable additional charges with respect to the Premises, in the manner and at the times provided in this Lease, effective upon the commencement of the Extension Term, and notwithstanding any dispute regarding the Base Rent for the Extension Term.

            (2) Any disagreement regarding the Prevailing Market Rental as defined in Section 43 shall be resolved as follows:

                  (i) Within twenty (20) days after Tenant's response to
            Landlord's notice to Tenant of the Prevailing Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

                  (ii) If, within the twenty (20) day consultation period,
            Landlord and Tenant cannot reach an agreement as to the Prevailing Market Rental, they shall each select one broker to determine the Prevailing Market Rental. Each such broker shall arrive at a determination of the Prevailing Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the. expiration of the twenty (20) day consultation period.

                  (iii) If only one determination is submitted within the
            requisite time period, it shall be deemed to be the Prevailing Market Rental. If both determinations are submitted within such time period and such determinations differ, then the two brokers shall immediately select a third broker and submit their determinations to such third broker. Such third broker shall, within thirty (30) days after his or her selection, determine in writing which determination of the Prevailing Market Rate is correct or closest to being correct, and such determination shall be the Prevailing Market Rate. The determination of such third broker shall be conclusive and binding on the parties.

      c. Broker's Advisory Fees. All brokers specified pursuant to this Section 43 shall be real estate brokers licensed and in good standing with the State of Utah with not less than ten (10) years experience in commercial property leasing in the Salt Lake City area. Each party shall pay the cost of the broker selected by such party and one-half of the cost of the third broker plus one-half of any other costs incurred in resolving the disagreement pursuant to this Section 43.

44. RIGHT OF PRIOR OFFER. During the Initial Term (but not any renewals thereof), Landlord shall not lease all or any part of the Reserved Area specified in Paragraph 24 of the Basic Lease Information, except as provided in this Section 44. Subject to the current rights of other tenants in the Building and subject to the existing tenants or such space (or affiliates of such tenants) not renewing or extending their lease agreements for such space, at any time during the Initial Term that Landlord determines to lease all or any part of the Reserved Area, Landlord shall notify Tenant of the portion of the Reserved Area which Landlord is willing to lease (the "Expansion Area") and the Base Rent for which Landlord is willing to lease the Expansion Area. If Tenant, within five (5) days after receipt of Landlord's notice, confirms in writing its agreement to lease the Expansion Area on the terms and conditions set forth in Landlord's notice, the Expansion Area shall be included within the Premises and leased to Tenant pursuant to the terms and conditions of Landlord's notice and otherwise on the terms and conditions of this Lease; provided, however, that the Base Rent payable under this Lease shall be increased by the amount of Base Rent attributable to the Expansion Area and Tenant's proportionate share of Estimated Operating Costs and Actual Operating Costs shall be adjusted to reflect the addition of the Expansion Area. The parties shall immediately execute an amendment to this Lease stating the addition of the Expansion Area to the Premises. Tenant's right to lease the Expansion Area shall be subject to no breach or default by Tenant exiting under the Lease and shall be further subject to Landlord's review and approval of Tenant's current financials as of the commencement of Tenant's lease of the Expansion Area. If Tenant does not confirm in writing, within five (5) days after receipt of Landlord's notice, its agreement to lease the Expansion Area, Landlord thereafter shall have the right to lease the Expansion Area to any third party, and the rights granted to Tenant pursuant to this Section 44 shall be of no further force or effect. The right of prior offer granted in this Section 44 may be exercised by the named Tenant only, and not by any successors or assignees of Tenant. Notwithstanding anything to the contrary herein, Tenant acknowledges that Landlord is currently negotiating the terms of a lease of the Reserved Area with NorWest Mine Services, Inc. or affiliates ("NorWest"). Tenant acknowledges and agrees that Landlord may, in its sole discretion, enter into a lease with NorWest for all or any portion of the Reserved Area, and Tenant's rights as set forth in this
Section 44 shall not be applicable to any transaction Landlord may elect to enter into with NorWest.

45. GENERAL PROVISIONS.

      a. Entire Agreement. This Lease contains all of the agreements of the parties, and there are no verbal or other agreements which modify or affect this Lease. This Lease supersedes any and all prior agreements made or executed by or on behalf of the parties hereto regarding the Premises.

      b. Terms and Headings. The words "Landlord" and "Tenant" include the plural as well as the singular, and words used in any gender include all genders. The titles to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

      c. Successors and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective successors in interest and assigns.

      d. No Brokers. Each party represents and warrants to the other party that it has not engaged any broker, finder or other person, except for the respective Broker (as defined in Paragraph 19 and Paragraph 20 of the Basic Lease Information) who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease and each party shall indemnify, defend and hold harmless the other party against any loss, cost, liability or expense incurred by such party as a result of any claim asserted by any such broker, finder or other person, except for Tenant's Broker or Landlord's Broker on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of such party. Landlord shall have no obligation to pay Tenant's Broker any leasing commissions but Tenant's Broker may be compensated by Landlord's Broker pursuant to the terms of a separate written agreement between Landlord's Broker and Tenant's Broker. The provisions of this section shall not apply to brokers with whom Landlord has an express written broker agreement. Landlord shall be responsible for paying all leasing commissions due Landlord's Broker in connection with this Lease.

      e. Liability of Landlord. Landlord's obligations and liability to Tenant under this Lease shall be limited solely to Landlord's interest in the Building, and neither Landlord nor any of the partners in Landlord, nor any officer, director, shareholder or partner of or in Landlord or any partners in Landlord shall have or incur any personal liability whatsoever with respect to this Lease.

      f. Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

      g. Force Majeure. Except as may be otherwise specifically provided herein, time periods for Landlord's or Tenant's performance under any provisions of this Lease not involving the payment of money shall be extended for periods of time during which the non-performing party's performance is prevented due to circumstances beyond the party's control, including, without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife. Tenant hereby waives and releases its right to terminate this Lease under any law, statute or ordinance now or hereafter in effect.

      h. [Intentionally omitted]

      i. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

      j. Modification for Lender. If, in connection with Landlord's obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

      k. Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

      l. Applicable Laws. This Lease shall be governed by and construed pursuant to the laws of the State of Utah.

      m. Survival of Obligations. All provisions of this Lease which require the payment of money or the delivery of property after the termination of this Lease or require Landlord or Tenant to indemnify, defend or hold the other party harmless shall survive the termination of this Lease.

      n. Appendices and Riders. The following appendices and riders are attached hereto and by this reference made a part of this Lease:

         Exhibit A         Floor Plan of the Premises

         Exhibit B         Description of the Real Property

         Exhibit C         Confirmation of Lease Term

         Exhibit D         Form of Tenant Estoppel Certificate

         Exhibit E Rules and Regulations

         Exhibit F Intentionally Omitted

         Exhibit G Intentionally Omitted

         Exhibit H Cleaning Specifications

      o. Authority. Each individual executing this Lease represents that it has all requisite power and authority to execute and deliver this Lease on behalf of the entity for which it is signing, and by his or her signature, will bind such party to the terms of this Lease.

      p. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.


          LANDLORD:                    M & S BALANCED PROPERTY FUND, L.P.,
                                       a California limited partnership

                                       By: MSBMS, a California corporation,
                                           General Partner


                                             By: /s/ Kenneth A. Baber
                                                 --------------------------
                                             Printed Name: Kenneth A. Baber
                                                           ----------------
                                             Its: President
                                                  ---------

                                       Date:     8-9,   2000
                                             ----------


          TENANT:                      DIGITAS INC.
                                       A Delaware corporation


                                       By: /s/ Gregory N. Zias
                                           --------------------------------
                                       Printed Name: Gregory N. Zias
                                                     ----------------------
                                       Its: Vice President
                                            -------------------------------


                                       By:
                                           --------------------------------
                                       Printed Name:
                                                     ----------------------
                                       Its:
                                            -------------------------------

                                    EXHIBIT A

                           Floor Plan Of The Premises

                              [FLOOR PLAN OMITTED]

                                    EXHIBIT B

                        DESCRIPTION OF THE REAL PROPERTY

                                LEGAL DESCRIPTION

      All that certain real property located at 136 East South Temple Street, in the City of Salt Lake City, County of Salt Lake, State of Utah, described as follows:

Beginning at the Northeast corner of Lot 6, Block 74, Plat "A" Salt Lake City Survey, and running thence South 166 feet; thence West 82.5 feet; thence North 1 foot; thence West 82.5 feet; thence North 80.5 feet; thence East 7 feet; thence North 84.5 feet; thence East 158 feet to the point of beginning.

                                    EXHIBIT C

                           CONFIRMATION OF LEASE TERM

      This Confirmation is made as of ______________, ______,between M & S BALANCED PROPERTY FUND, L.P., a California limited partnership ("Landlord") and DIGITAS INC., a Delaware corporation ("Tenant").

      Landlord and Tenant have entered into that certain 136 East South Temple Lease (the "Lease") dated July 24, 2000, in which Landlord leased to Tenant and Tenant leased from Landlord certain premises consisting of approximately 12,202 rentable square feet, situated on the 12th floor of the office building located at 136 East South Temple, Salt Lake City, Utah.

      Pursuant to Section 2 of the Lease, Landlord and Tenant hereby confirm the Commencement Date and Expiration Date of the term of the Lease as follows:

      _______________________ is the Commencement Date of the term of the Lease.

      _______________________ is the Expiration Date of the term of the Lease.

          LANDLORD:                    M & S BALANCED PROPERTY FUND, L.P.,
                                       a California limited partnership

                                       By: MSBMS, a California corporation,
                                           General Partner


                                             By:
                                                 --------------------------
                                             Printed Name:
                                                           ----------------
                                             Its:
                                                  ---------

          TENANT:                      DIGITAS INC.
                                       A Delaware corporation


                                       By:
                                           --------------------------------
                                       Printed Name:
                                                     ----------------------
                                       Its:
                                            -------------------------------


                                       By:
                                           --------------------------------
                                       Printed Name:
                                                     ----------------------
                                       Its:
                                            -------------------------------

                                    EXHIBIT D

                       FORM OF TENANT ESTOPPEL CERTIFICATE

                           TENANT ESTOPPEL CERTIFICATE

Tenant: ________________________________________________________________________

Premises Address: 136 East South Temple, Salt Lake City, Utah (the "Property")

Suite: _______                  Area: ____________________ Sq. Ft. (Rentable)

Date of Lease: _________________________________________________________________

Date(s) of Lease Amendment(s): _________________________________________________

Commencement Date: _____________________________________________________________

Expiration Date: _______________________________________________________________

Current Base Monthly Rental: $__________________________________________________

Base Monthly Rental Increases: _________________________________________________

Operating Expense and Tax Base Year(s): $_______________________________________

Percentage Share of Operating Expenses and Taxes: ___________%

Current Monthly Payments of Operating Expenses and Taxes: $_____________________

Security Deposit: ______________________________________________________________

Guarantor: _____________________________________________________________________

The undersigned, as Tenant under the Lease of the above-referenced premises ("Premises") executed by M&S Balanced Property Fund, L.P. ("Landlord"), as Landlord, and Tenant on the above-referenced date, does hereby represent, certify and covenant to ________ ("Buyer") ("Lender"), and its assignees, as follows:

1. Lease. The copy of the Lease, including all addenda and amendments thereto, attached hereto as Exhibit A is a true and correct copy of the Lease which is in full force and effect and which has not been further amended, supplemented or changed by letter agreement or otherwise.

2. Completion of Premises / No Disputes. Tenant has accepted possession of all of the premises, and all conditions to be satisfied by Landlord under the Lease have been satisfied pursuant to the terms of the Lease, including but not limited to, completion of construction of any required improvements to the Premises except those listed below.

________________________________________________________________________________

________________________________________________________________________________

3. No Defaults / Claims. Neither Tenant nor Landlord is in default under any terms of the Lease nor has any event occurred which with the passage of time (after notice, if any, required by the Lease) would become an event of default under the Lease. Tenant has no disputes, claims, counterclaims, defenses or setoffs against Landlord or liens against the Property arising from the Lease. Tenant is not entitled to any concessions, rebate, allowance or free rent for any period after this certification, not is Landlord obligated to construct or install any additional improvements In the Premises except those listed below
______________________________________________________________________________

______________________________________________________________________________

4. No Advance Payments; Security Deposit. No rent or other amount payable under the Lease has been paid in advance by Tenant except the current month's rent. Landlord has no obligation to segregate the security deposit (if any) or to pay interest thereon.

5. No Extension, Purchase or Termination Rights. Tenant has no option and no right of first refusal to purchase the Property or any interest therein and no right to cancel or terminate the Lease or extend the term of the Lease.

6. No Sublease / Assignment. Tenant has not entered in any sublease, assignment or other agreement transferring any of its interest in the Lease or the Premises.

7. No Notice. Tenant has not received notice of any assignment, hypothecation, mortgage, or pledge of Landlord's interest in the Lease or the rents or other amounts payable thereunder, nor any violation of any federal, state, county or municipal laws, regulations or orders related to the use or condition of the Premises or the Property except those listed below.

______________________________________________________________________________

______________________________________________________________________________

8. Hazardous Materials. No Hazardous Material has been used, treated, stored or disposed of on the Premises by Tenant. Tenant does not have any permits or identification numbers issued by the United States Environmental Protection Agency or by any state, county or municipal agencies with respect to its operations on the Premises, except those listed below. For the purposes hereof, the term "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law or any regulation, order, rule or requirement adopted thereunder, as well as any petroleum, petroleum product or by-product, crude oil, natural gas liquids, liquefied natural gas, or synthetic gas usable as fuel, and "source", "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. ss. 3011 et seq.

______________________________________________________________________________

______________________________________________________________________________

9. No Modification of Lease. From the date of this Certificate through __________, no modification or amendment to the Lease, forgiveness of payment of rent or other amount due under the Lease, grant of extension or option, or prepayment of rents more than one month in advance may be made except with the written consent of Buyer.

10. Reliance; Buyer's Rights. Tenant recognizes and acknowledges it is making these representations to Buyer with the intent that Buyer or its assignees will rely on Tenant's representations in connection with Buyer's acquisition of the Property. All rent payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing. As of the effective date of the purchase of the Property by Buyer, Tenant will recognize Buyer as landlord under the Lease. Tenant further acknowledges and agrees that Buyer and its successors and assigns (including any entity holding a Deed of Trust at any time after the date of this Certificate) shall have the right to rely on the information contained in this Certificate.

11. Binding. The provisions hereof shall be binding upon and inure to the benefit of the successors, assigns, personal representatives and heirs of Tenant and Buyer.

12. Due Execution and Authorization. The undersigned, and the person(s) executing this Certificate on behalf of the undersigned, are duly authorized to execute this Certificate on behalf of Tenant and to bind Tenant thereto.

TENANT:

DIGITAS INC.,
a Delaware corporation


By: ___________________________
    Printed Name:
    Title:


By: ___________________________
    Printed Name:
    Title:

                                    EXHIBIT E

                              RULES AND REGULATIONS

      1. Tenant shall have access to the Building and the Premises at all times during the Term, except to the extent otherwise necessary for emergencies, maintenance or repairs, which maintenance and repairs shall be accomplished with as little interference to Tenant as commercially reasonable. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to the Property and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants, provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

      2. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

      3. Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

      4. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof are first approved by Landlord.

      5. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at Tenant's sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Property by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Property employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any handcarts used at the Property shall have rubber wheels.

      6. Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

      7. Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

      8. If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

      9. Tenant shall not obtain for use upon the Premises janitor and other similar services, except from Persons approved by Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Property.

      10. The toilet rooms, urinals, washbowls and other such apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness in and around the building.

      11. The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties, without Landlord's prior written consent.

      12. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunchrooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any laws or bother or annoy any other tenant).

      13. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease.

      14. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to ensure the most effective and energy-efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

      15. Tenant shall conduct no auction, fire or "going out of business" sale or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

      16. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Property, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

      17. Tenant will comply with all municipal, county, state, federal or other governmental laws, statutes, codes, regulations and other requirements, including without limitation, environmental health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

      18. Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not
(ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises,
(iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises,
(vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or- other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Property, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the Premises or the Property, (xiii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials), (xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Property or the occupants of neighboring property nor (xv) at any time go upon the roof of the building without prior approval from Landlord.

      19. The following Rules shall apply regarding the parking area:

            (i) Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time. In all cases, parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other Persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles. Landlord shall set aside a portion of the parking areas near the Building entrance for parking by visitors of the tenants, including Tenant's visitors.

            (ii) In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, law or governmental requirement, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

            (iii) The parking areas shall be accessible twenty-four (24) hours a day, provided that access may be controlled by a cardkey system; cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where "no parking" signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

      20. The directory of the building will be provided for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Any additional name that Tenant shall desire to be placed upon the directory must first be approved by Landlord, and if so approved, a charge will be made therefor.

      21. Landlord may waive any one or more of these Rules for the benefit of a particular tenant, but no such waiver by Landlord shall be construed as a waiver of these Rules in favor of any other tenant nor prevent Landlord from thereafter enforcing any such Rules against any or all of the tenants of the building.

      22. Tenant assumes any and all responsibility for protecting the premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

      23. Landlord reserves the right to make such other and reasonable rules as in its sole and absolute discretion may from time to time be needed for the safety, care, efficiency, cleanliness, management and operation of the building, and for the preservation of good order therein.

                                    EXHIBIT F

                              INTENTIONALLY OMITTED

                                    EXHIBIT G

                              INTENTIONALLY OMITTED

                              136 EAST SOUTH TEMPLE

August 17, 2000

Mr. Gregory Zais
Digitas, Inc.
800 Boylston Street
Boston, MA 02199

RE: Leases for 136 East South Temple; Suite 1640 & Suite 1100

Dear Mr. Zais:

Enclosed please find one (1) fully-executed original of each of the above-referenced documents. We are pleased to continue having you as a tenant at 136 East South Temple and look forward to making your tenancy as enjoyable as possible.

If you have any questions or if I can be of assistance in any way, please do not hesitate to call.

Very truly yours,


/s/ Gary L. Coker
Gary L. Coker
Assistant General Manager
Jones Lang LaSalle Americas, Inc.

GLC/cr

Enclosures

                136 EAST SOUTH TEMPLE, SALT LAKE CITY, UTAH 84111
                       TEL 801.532.1444 / FAX 801.532.0440
                            A MAIER & SIEBEL PROPERTY

                                    EXHIBIT H

                             CLEANING SPECIFICATIONS

TENANT SPACE

                                     NIGHTLY

      o Empty all waste baskets and recycling containers, damp wipe ash trays, plastic liners will be replaced weekly or as needed in waste baskets only. Replace plastic liners in waste receptacles in such a manner as to not overhang the top by more than two (2) inches.

      o     Dust mop all hardwood floor areas.

      o Sweep and dry mop hard surface floor areas and vacuum carpeted areas. Remove any gum, all staples, paper clips, tar, etc. which has adhered to the floor.

      o Dust all horizontal surfaces with a damp treated dust cloth or wand including furniture, file cabinets, shelves, etc.

      o     Clean all water fountains with germicidal cleanser and polish.

      o Spot clean doors, doorframes, walls and switch plates to remove fingerprints, spills and other markings.

      o Spot clean all interior partitions such as walls, glass, windows and glass entrance doors.

      o Spot clean all metal trim work, removing fingerprints, smudges, water and other marks with soft cloth. Take care to prevent scratching or damaging metal finishes.

      o Spot clean all carpet stains such as coffee spills, dirty footprints, etc.

                                     WEEKLY

      o Dust all vertical and horizontal surfaces of office furniture including chair legs and rungs.

      o     Dust all lamps and hanging pictures.

                                     MONTHLY

      o     Spray buff all resilient tile floors.

      o     Wash all vinyl and metal kick plates on doors.

      o Brush all fabric-covered chairs with a lint brush and all smooth covered chairs with a damp cloth.

      o     Dust all baseboards.

      o     Dust grillwork and diffusers.

      o     Damp wipe all wastebaskets.

      o     Clean each elevator threshold in all elevator lobbies.

                                    QUARTERLY

      o High dust all horizontal & vertical surfaces not reached in nightly cleaning, such as pipes, light fixtures, door jams and other wall hangings.

      o Damp wash diffusers, vents, grills and other such items, including surrounding office wall or ceiling areas that are soiled.

      o Scrub or strip and wash all hard surface flooring using a buffable non-slip type floor finish. Wipe all baseboards and furniture legs clean after refinishing floor.

      o Dust all general office area parabolic light lenses with a properly fitted dust wand taking care to dust each cube in light lens.

      o     Vacuum all ceiling air supply and exhaust diffusers or grills.

      o     Dust exterior window blinds, if accessible.

                                    ANNUALLY

      o Dust all storage areas and supply closets, including shelves and contents and damp mop floor areas.

      o     Wash walls in private tenant restrooms.

      o Clean all vertical surfaces not attended by nightly, weekly, quarterly or semi-annual schedules.


                                       H-2